MATERION CORPORATION REPORTS STRONG SECOND QUARTER FINANCIAL RESULTS AND RAISES FULL YEAR OUTLOOK

MAYFIELD HEIGHTS, Ohio – August 3, 2021 - Materion Corporation (NYSE: MTRN), a world leader in high performing advanced materials, today reported strong second quarter financial results and raised its 2021 outlook.

Second Quarter 2021 Highlights

•Net sales were $371.0 million compared to $271.5 million in the prior year period; value-added sales increased 31% year on year to a record $207.9 million for the quarter

•Operating profit of $20.7 million; adjusted earnings before interest and taxes (EBIT) was $22.1 million, or 10.6% of value-added sales, a 260 basis point margin expansion year-over-year

•Net income of $0.87 per share, diluted; adjusted earnings of $0.86 per share, an increase of 91% compared to $0.45 in the prior year period

•Construction of new leading-edge manufacturing facility for customer funded engineered precision clad strip project nears completion; continuing to ship product from existing facility

Full Year 2021 Outlook

•Full year outlook raised to $3.25 – $3.45, an increase of 65% versus prior year at the midpoint

“We posted exceptional results in the second quarter, with above market revenue growth, meaningful margin expansion and strong earnings,” said Jugal Vijayvargiya, President and Chief Executive Officer. “I am very proud of our team’s focus and dedication to serving our customers’ strong demand while continuing to execute on our key strategic initiatives. Based on our first half performance, continued market strength and a robust organic pipeline, we are increasing our outlook for the remainder of the year.”

SECOND QUARTER 2021 RESULTS
Net sales for the second quarter were $371.0 million, compared to $271.5 million in the prior year period. Value-added sales of $207.9 million were a record for any quarter, up 31% from the prior year quarter. Strong performance across several key end markets, including semiconductor, automotive, industrial, and consumer electronics drove the value-added sales growth.

Operating profit for the second quarter was $20.7 million, and net income was $17.9 million, or $0.87 per diluted share, compared to an operating profit of $7.6 million and net income of $5.8 million in the prior year period. Excluding special items, detailed in the attached tables, adjusted EBIT was $22.1 million in the second quarter, an increase of 73% versus the prior-year period. Strong commercial execution, favorable mix, and improved operating performance drove the increase.

Adjusted net income was $17.8 million, or $0.86 per diluted share, an increase of 91% compared to $0.45 per share in the prior year period.

OUTLOOK

We continue to see strength in our organic pipeline and good underlying demand across our end markets. Based on our first half performance and improved outlook, we expect adjusted earnings per diluted share in the third quarter to be in the range of $0.80 to $0.84 per share, an increase of 64% from the third quarter of 2020 at the midpoint. We are raising full-year 2021 adjusted earnings to $3.25 to $3.45 per diluted share. The midpoint of the revised guidance represents a 65% increase from the prior year.

ADJUSTED EARNINGS GUIDANCE

It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 and 5 to this press release.

CONFERENCE CALL

Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, August 3, 2021. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial (877) 407-0778. Callers outside the U.S. can dial (201) 689-8565. A replay of the call will be available until August 17, 2021 by dialing (877) 481-4010 or (919) 882-2331; please reference replay ID number 39482. The call will also be archived on the Company’s website.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition, and liquidity; the global economy, including the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns and sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses, including the integration of Optics Balzers; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions, including, without limitation, the acquisition of Optics Balzers being accretive in the expected timeframe or at all; our success in implementing our strategic plans and the timely and successful completion and start-up of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions on operations from, and other effects of, catastrophic and other extraordinary events including the COVID-19 pandemic; and the risk factors set forth in Part 1, Item 1A of our 2020 Annual Report on Form 10-K.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact: Media Contact:
Andrew R. Vento Shannon Bennett
(216) 383-4098 (216) 383-4094
andrew.vento@materion.com shannon.bennett@materion.com
https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Second Quarter Ended		Six Months Ended
(In thousands except per share amounts)	July 2, 2021	June 26, 2020*	July 2, 2021	June 26, 2020*
Net sales	$370,999	$271,468	$725,385	$549,414
Cost of sales	301,418	224,513	589,008	457,889
Gross margin	69,581	46,955	136,377	91,525
Selling, general, and administrative expense	38,060	32,852	74,836	63,596
Research and development expense	6,604	4,502	12,810	8,687
Impairment charges	—	—	—	10,766
Restructuring expense (income)	—	2,387	(378)	4,551
Other — net	4,194	(357)	8,668	1,922
Operating profit	20,723	7,571	40,441	2,003
Other non-operating income—net	(1,277)	(851)	(2,553)	(1,795)
Interest expense — net	858	1,259	1,619	1,505
Income before income taxes	21,142	7,163	41,375	2,293
Income tax expense	3,274	1,360	6,740	368
Net income	$17,868	$5,803	$34,635	$1,925
Basic earnings per share:
Net income per share of common stock	$0.87	$0.29	$1.70	$0.09
Diluted earnings per share:
Net income per share of common stock	$0.87	$0.28	$1.68	$0.09
Weighted-average number of shares of common stock outstanding:
Basic	20,429	20,317	20,402	20,350
Diluted	20,651	20,554	20,647	20,587
*Prior periods have been adjusted to reflect the change in inventory method, as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

(Thousands)	July 2, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$24,345	$25,878
Accounts receivable, net	179,326	166,447
Inventories, net	290,739	250,778
Prepaid and other current assets	22,155	20,896
Total current assets	516,565	463,999
Deferred income taxes	1,909	3,134
Property, plant, and equipment	1,052,464	998,312
Less allowances for depreciation, depletion, and amortization	(702,903)	(688,626)
Property, plant, and equipment—net	349,561	309,686
Operating lease, right-of-use assets	58,833	62,089
Intangible assets, net	50,851	54,672
Other assets	21,724	19,364
Goodwill	142,054	144,916
Total Assets	$1,141,497	$1,057,860
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$435	$1,937
Accounts payable	80,600	55,640
Salaries and wages	27,505	18,809
Other liabilities and accrued items	36,930	40,887
Income taxes	4,837	1,898
Unearned revenue	10,920	7,713
Total current liabilities	161,227	126,884
Other long-term liabilities	17,477	17,002
Operating lease liabilities	53,736	56,761
Finance lease liabilities	18,410	20,539
Retirement and post-employment benefits	40,001	41,877
Unearned income	95,290	86,761
Deferred income taxes	14,817	15,864
Long-term debt	58,838	36,542
Shareholders’ equity	681,701	655,630
Total Liabilities and Shareholders’ Equity	$1,141,497	$1,057,860

Attachment 3

Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
(Thousands)	July 2, 2021	June 26, 2020*
Cash flows from operating activities:
Net income	$34,635	$1,925
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	19,063	23,522
Amortization of deferred financing costs in interest expense	364	364
Stock-based compensation expense (non-cash)	3,512	3,966
Deferred income tax expense (benefit)	367	(723)
Impairment charges	—	10,766
Changes in assets and liabilities:
Accounts receivable	(13,941)	5,331
Inventory	(40,651)	(18,446)
Prepaid and other current assets	(1,718)	(7,264)
Accounts payable and accrued expenses	28,403	(7,634)
Unearned revenue	3,246	(257)
Interest and taxes payable	2,868	1,058
Unearned income due to customer prepayments	8,043	26,713
Other-net	(126)	(2,888)
Net cash provided by operating activities	44,065	36,433
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(57,712)	(32,034)
Proceeds from sale of property, plant, and equipment	603	33
Net cash used in investing activities	(57,109)	(32,001)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit agreement, net	22,500	150,000
Repayment of long-term debt	(1,654)	(428)
Principal payments under finance lease obligations	(1,512)	(626)
Cash dividends paid	(4,791)	(4,582)
Repurchase of common stock	—	(6,766)
Payments of withholding taxes for stock-based compensation awards	(3,021)	(2,025)
Net cash provided by financing activities	11,522	135,573
Effects of exchange rate changes	(11)	56
Net change in cash and cash equivalents	(1,533)	140,061
Cash and cash equivalents at beginning of period	25,878	125,007
Cash and cash equivalents at end of period	$24,345	$265,068
*Prior period has been adjusted to reflect the change in inventory method, as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBIT
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions)	July 2, 2021	June 26, 2020*	July 2, 2021	June 26, 2020*
Net Sales
Performance Alloys and Composites	$125.3	$101.6	$239.4	$200.7
Advanced Materials	213.1	150.1	417.8	310.3
Precision Optics	32.6	19.8	68.2	38.4
Other	—	—	—	—
Total	$371.0	$271.5	$725.4	$549.4

Less: Pass-through Metal Cost
Performance Alloys and Composites	$16.7	$11.8	$30.0	$27.2
Advanced Materials	146.2	97.9	287.9	203.6
Precision Optics	—	2.0	—	3.7
Other	0.2	0.7	1.0	1.9
Total	$163.1	$112.4	$318.9	$236.4

Value-added Sales (non-GAAP)
Performance Alloys and Composites	$108.6	$89.8	$209.4	$173.5
Advanced Materials	66.9	52.2	129.9	106.7
Precision Optics	32.6	17.8	68.2	34.7
Other	(0.2)	(0.7)	(1.0)	(1.9)
Total	$207.9	$159.1	$406.5	$313.0

Gross Margin
Performance Alloys and Composites	$33.0	$24.0	$62.6	$44.8
Advanced Materials	25.0	16.4	48.8	34.2
Precision Optics	11.9	7.1	25.8	13.1
Other	(0.3)	(0.5)	(0.8)	(0.6)
Total	$69.6	$47.0	$136.4	$91.5

Operating Profit (Loss)
Performance Alloys and Composites	$17.3	$6.9	$30.8	$10.4
Advanced Materials	8.3	4.7	17.2	9.7
Precision Optics	2.6	2.1	7.2	(7.5)
Other	(7.5)	(6.1)	(14.8)	(10.6)
Total	$20.7	$7.6	$40.4	$2.0
*Prior periods have been adjusted to reflect the change in inventory method, as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

	Second Quarter Ended		Six Months Ended
(Millions)	July 2, 2021	June 26, 2020*	July 2, 2021	June 26, 2020*
Special Items
Performance Alloys and Composites	$—	$4.2	$—	$7.8
Advanced Materials	—	0.6	—	0.7
Precision Optics	0.1	0.3	0.4	11.1
Other	—	(0.8)	0.1	(0.7)
Total	$0.1	$4.3	$0.5	$18.9

Operating Profit (Loss) Excluding Special Items
Performance Alloys and Composites	$17.3	$11.1	$30.8	$18.2
Advanced Materials	8.3	5.3	17.2	10.4
Precision Optics	2.7	2.4	7.6	3.6
Other	(7.5)	(6.9)	(14.7)	(11.3)
Total	$20.8	$11.9	$40.9	$20.9

Non-Operating (Income) Expense
Performance Alloys and Composites	$0.2	$0.1	$0.3	$0.3
Advanced Materials	—	—	—	—
Precision Optics	(0.2)	—	(0.4)	—
Other	(1.3)	(1.0)	(2.5)	(2.1)
Total	$(1.3)	$(0.9)	$(2.6)	$(1.8)

EBIT Excluding Special Items
Performance Alloys and Composites	$17.1	$11.0	$30.5	$17.9
Advanced Materials	8.3	5.3	17.2	10.4
Precision Optics	2.9	2.4	8.0	3.6
Other	(6.2)	(5.9)	(12.2)	(9.2)
Total	$22.1	$12.8	$43.5	$22.7
*Prior periods have been adjusted to reflect the change in inventory method, as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. During the first half of 2021, the Company added ruthenium, iridium, rhodium, rhenium, and osmium to its definition of value-added sales as the costs of these materials are treated as pass-through. Prior period value-added sales amounts have been recast to reflect this change. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures - Profitability
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions except per share amounts)	July 2, 2021	June 26, 2020*	July 2, 2021	June 26, 2020*
GAAP as Reported
Net sales	$371.0	$271.5	$725.4	$549.4
Operating profit	20.7	7.6	40.4	2.0
Non-operating income	(1.3)	(0.9)	(2.6)	(1.8)
Net income	17.9	5.8	34.6	1.9
Shares outstanding - Diluted	20,651	20,554	20,647	20,587
EPS - Diluted	$0.87	$0.28	$1.68	$0.09

Operating Profit Special Items
Impairment charges	$—	$—	$—	$10.8
Non-cash inventory adjustment	—	—	—	1.3
Cost reduction initiatives	0.1	2.4	0.4	4.6
COVID-19 related costs	—	2.7	—	2.9
Merger and acquisition costs	—	1.4	0.1	1.5
Foreign currency hedge gain	—	(2.2)	—	(2.2)
Total Operating Profit Special Items	$0.1	$4.3	$0.5	$18.9
Operating Profit Special Items - net of tax	$0.1	$3.3	$0.4	$14.5
Tax Special Items	$(0.1)	$—	$(0.3)	$0.7
Special items per diluted share	$(0.01)	$0.17	$—	$0.75

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$207.9	$159.1	$406.5	$313.0
Operating profit	20.8	11.9	40.9	20.9
Operating profit % of VA	10.0%	7.5%	10.1%	6.7%
EBIT	22.1	12.8	43.5	22.7
EBIT % of VA	10.6%	8.0%	10.7%	7.3%
Net income	17.8	9.1	34.7	17.1
EPS - Diluted	$0.86	$0.45	$1.68	$0.84
*Prior periods have been adjusted to reflect the change in inventory method, as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest and taxes (EBIT), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 4, we have adjusted the results for certain special items such as non-cash impairment charges, non-cash inventory adjustments, cost reduction initiatives (i.e., severance), COVID-19 related costs, merger and acquisition costs, certain foreign currency hedge gains, and certain discrete income tax items from the applicable GAAP financial measure. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.